August 31, 1999



Filing Desk
U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Dreyfus Investment Portfolios
          Registration Statement File Nos. 333-47011; 811-08673

Gentlemen/Ladies:

     Transmitted for filing is one (1) copy of an EDGARized version of Post-Effective Amendment No. 8 to the above-referenced Registration Statement on Form N-1A. Parts B and C have been marked to show changes from Post-Effective Amendment No. 7 which was filed with the Securities and Exchange Commission on June 15, 1999.

     This filing is made pursuant to Rule 485(b) under the Securities Act of 1933, as amended, to become effective on August 31, 1999. The filing reflects certain editorial changes and a general updating of language and financial data. Pursuant to paragraph (b) (4) of such Rule, enclosed is a letter from Stroock & Stroock & Lavan, LLP, counsel to the Fund.

     Please address any comments or questions to the attention of the undersigned at (212) 922-6806.



                                        Very truly yours,

                                        /s/Judy Nieves
                                        Judy Nieves
                                        Paralegal
JN\
Enclosures

cc:  Ernst & Young LLP
     Stroock & Stroock & Lavan
     Jeff Prusnofsky